EXHIBIT (1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121584) filed contemporaneously herewith of sanofi-aventis of our report dated May 30, 2006 relating to the financial statements and supplemental schedule of Sanofi Pasteur Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ Fischer Cunnane & Associates Ltd.

June             , 2006